UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2009

MAJESCO ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-32404	06-1529524
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
160 Raritan Center Parkway,
Edison, New Jersey
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (732) 225-8910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 1, 2009, Majesco Entertainment Company (the “Company”) entered into a First Amendment to Lease (the “Lease Amendment”) with 160 Raritan Center Parkway, L.L.C. (the “Landlord”). The Lease Amendment amends that certain lease, dated February 2, 1999 (the “Lease”), between the Company’s predecessor-in-interest, Majesco Sales, Inc., and the Landlord for leased premises located at 160 Raritan Center Parkway, Edison, New Jersey. Pursuant to the terms of the Lease Amendment, the term of the Lease is extended through January 31, 2015 at an annual rate of (i) $276,249.96 from November 1, 2009 through November 30, 2012, (ii) $284,537.52 from December 1, 2012 through December 31, 2012 and (iii) $293,079.96 from January 1, 2014 through January 31, 2015. The base rate for the months of November 2009, December 2012, and January 2014 shall be abated according to the terms of the Lease Amendment and shall not be payable when otherwise due. The Lease Amendment grants the Company an extension right to extend the term of the least an additional five years and three months at the expiration of the initial amended term. The Lease Amendment also grants the Company the option to terminate the lease term on November 30, 2012, subject to between four and six months advance notice of termination and a termination payment equal to four months of base rent at the then-current rate. The other terms of the Lease remain unchanged.
     The description of the terms and conditions of the Lease Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Amendment attached hereto as Exhibit 10.1 and incorporated herein by this reference.
Item 4.01 Other Events.
     On April 30, 2009, the Company dismissed McGladrey & Pullen, LLP (“M&P”) as the Company’s independent registered public accounting firm. The decision to change accountants was approved by the Audit Committee of the Company’s Board of Directors.
     None of M&P’s reports on the Company’s consolidated financial statements for the fiscal years ended October 31, 2008 or 2007, contained an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and the subsequent interim period preceding M&P’s dismissal, the Company had no disagreements with M&P on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of M&P, would have caused M&P to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements during such periods. None of the events described in Item 304(a)(1)(iv) of Regulation S-K occurred during the two most recent fiscal years and any subsequent interim periods preceding the dismissal of M&P.
     The Company provided M&P with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “Commission”), and requested that M&P furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which it does not agree. A copy of such letter, dated May 4, 2009, is attached hereto as Exhibit 16.1. By filing the letter as an exhibit, the Company is not necessarily indicating its agreement with the statements contained therein.
     On May 5, 2009, the Company engaged Amper, Politziner & Mattia, LLP (“Amper”) as the Company’s new independent registered public accounting firm to provide audit services for the Company.
     During the period that M&P served as the Company’s principal accountant, the Company did not consult with Amper regarding the application of accounting principles to a specific transaction, or type of audit opinion that might be rendered on the Company’s financial statements and no written or oral advice was provided by Amper that was a factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, and the Company did not consult with Amper on or regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.
Item 9.01 Exhibits.

(d) Exhibits

Number	Description

10.1	First Amendment to Lease by and between the Company and the Landlord dated May 1, 2009

16.1	Letter from McGladrey & Pullen, LLP regarding change in certifying accountant, dated May 4, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2009	MAJESCO ENTERTAINMENT COMPANY
/s/ Jesse Sutton
Jesse Sutton
Chief Executive Officer